EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated January 26, 2001, accompanying the financial statements of First National Bank of Northern California as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."




         /s/Grant Thornton LLP



         San Francisco, California
         December 12, 2001